NEWS	Exhibit 99.1

Mark Graff
Vice President, IR & Finance
(813) 830-5311

Bloomin’ Brands Announces 2017 Q1 Diluted EPS of $0.41 and Adjusted Diluted EPS of $0.54;
Posts Comparable Sales at Outback Steakhouse of 1.4%;
Reaffirms Full Year 2017 Guidance Including Adjusted Diluted EPS and U.S. Comparable Sales; and
Repurchases $78 Million of Common Stock Year-to-Date

TAMPA, Fla., April 26, 2017 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the first quarter 2017 (“Q1 2017”) compared to the first quarter 2016 (“Q1 2016”).

Highlights for Q1 2017 include the following:

•	Reported combined U.S. comparable restaurant sales down 0.2% including up 1.4% at Outback Steakhouse;

•	Reported comparable restaurant sales for Outback Steakhouse in Brazil up 3.6%;

•	Generated $46 million in gross sale-leaseback proceeds; and

•	Opened 11 new restaurants, including eight in international markets.

Diluted EPS and Adjusted Diluted EPS

The following table reconciles Diluted earnings per share to Adjusted diluted earnings per share for the periods as indicated below.

	Q1
	2017	2016	CHANGE
Diluted earnings per share	$0.41	$0.29	$0.12
Adjustments	0.13	0.18	(0.05)
Adjusted diluted earnings per share	$0.54	$0.47	$0.07

___________________
See Non-GAAP Measures later in this release.

CEO Comments

“The first quarter was a strong start to the year, and set us up well to achieve our 2017 goals,” said Liz Smith, CEO. “We were pleased with our performance, particularly at Outback where our investments are gaining traction. We continue to make progress domestically, reallocating spending away from discounting toward investments that strengthen brand health. In addition, our International businesses are performing well and poised for growth.”

First Quarter Financial Results

(dollars in millions)	Q1 2017	Q1 2016	% Change
Total revenues	$1,143.8	$1,164.2	(1.7)%

U.S. GAAP restaurant-level operating margin	17.5%	17.8%	(0.3)%
Adjusted restaurant-level operating margin (1)	17.0%	17.6%	(0.6)%

U.S. GAAP operating income margin	6.0%	7.4%	(1.4)%
Adjusted operating income margin (1)	7.6%	7.8%	(0.2)%
___________________

(1)	See Non-GAAP Measures later in this release.

•
The decrease in Total revenues was primarily due to the sale of Outback Steakhouse South Korea restaurants in July 2016, partially offset by the effect of foreign currency translation and the net benefit of new restaurant openings and closings.

•
The decrease in U.S. GAAP restaurant-level operating margin was primarily due to: (i) higher labor costs due to higher wage rates and investments in our service model, (ii) higher net rent expense due to the sale-leaseback of certain properties and (iii) operating expense inflation. These decreases were partially offset by: (i) increases in average check, (ii) lower advertising expense and (iii) productivity savings.

•	Adjusted restaurant-level operating margin excludes the impact of the write-off of deferred rent in connection with the 2017 Closure Initiative and our 2016 Bonefish Restructuring.

•
The decrease in U.S. GAAP operating margin was primarily due to restaurant closing costs related to the 2017 Closure Initiative and lower U.S. GAAP restaurant-level margin. These decreases were partially offset by the timing of our annual partner’s conference which occurred in Q1 of 2016, but will not occur until Q2 of 2017.

•	Also included in U.S. GAAP and Adjusted operating income is $3.4 million of certain legal and tax contingencies related to our Brazilian operation.

•	Adjusted operating margin excludes the impact of our 2017 Closure Initiative and certain other adjustments. See table five later in this release for more information.

First Quarter Comparable Restaurant Sales

THIRTEEN WEEKS ENDED MARCH 26, 2017	COMPANY-OWNED
Comparable restaurant sales (stores open 18 months or more):
U.S.
Outback Steakhouse	1.4%
Carrabba’s Italian Grill	(3.8)%
Bonefish Grill	(0.8)%
Fleming’s Prime Steakhouse & Wine Bar	(2.9)%
Combined U.S.	(0.2)%

International
Outback Steakhouse - Brazil	3.6%

Sale Leaseback Initiative
In Q1 2017, we sold 12 restaurant properties for gross proceeds of $46 million. We used a portion of these proceeds to repurchase shares of common stock and pay down the remaining balance of our bridge loan in April 2017.

Dividend Declaration and Share Repurchases
In April 2017, our Board of Directors declared a quarterly cash dividend of $0.08 per share to be paid on May 19, 2017 to all stockholders of record as of the close of business on May 8, 2017.

We repurchased 4.2 million shares of common stock year-to-date for a total of $78 million, which left $52 million remaining under our existing repurchase authorization. On April 21, 2017, our Board of Directors canceled the remaining authorization and approved a new $250 million authorization. The authorization will expire on October 21, 2018.

2017 Closure Initiative
In our February 17, 2017 earnings release we announced our decision to close 43 underperforming restaurants. In connection with these closures, we recognized $15.5 million of restaurant closing costs in the first fiscal quarter of 2017. These expenses are not included in our adjusted results.

Non-GAAP Financial Measures Update
Commencing with our results for the first fiscal quarter of 2017, when presenting non-GAAP measures, we are no longer including adjustments for the following:

•	Expenses incurred in connection with our remodel program; and

•	Intangible amortization recorded as a result of the 2013 acquisition of our Brazil operations.

We are making these changes after reviewing our non-GAAP measures in light of recent SEC guidance. Our 2016 first fiscal quarter results have been recast to conform with this revised methodology.

Fiscal 2017 Financial Outlook

We are reaffirming all aspects of our full-year guidance as previously communicated in our February 17, 2017 earnings release.

Conference Call
The Company will host a conference call today, April 26th at 9:00 AM ET. The conference call can be accessed live over the telephone by dialing (877) 407-9039, or (201) 689-8470 for international participants. A replay will be available beginning two hours after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers. The replay will be available through Wednesday, May 3, 2017. The conference ID for the live call and replay is 13658186. The call will also be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

Non-GAAP Measures

In addition to the results provided in accordance with U.S. GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with U.S. GAAP and include the following: (i) Adjusted restaurant-level operating margin, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted net income, (iv) Adjusted diluted earnings per share, (v) Adjusted segment restaurant-level operating margin and (vi) Adjusted segment income from operations and the corresponding margin.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and establish employee incentive plans.

These non-GAAP financial measures are not intended to replace U.S. GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

For reconciliations of the non-GAAP measures used in this release, refer to tables four, five and six included later in this release.

As indicated above and in the Form 8-K we furnished to the SEC on February 17, 2017, based on a review of our non-GAAP presentations, we determined that, commencing with our results for the first fiscal quarter of 2017, when presenting non-GAAP measures, we will no longer adjust for expenses incurred in connection with our remodel program or intangible amortization recorded as a result of the acquisition of our Brazil operations. In today’s earnings release and in future earnings releases that report non-GAAP measures in accordance with the revised methodology, the prior comparable periods presented will be recast to conform to the revised methodology.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company operates approximately 1,500 restaurants in 48 states, Puerto Rico, Guam and 20 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments” and “Fiscal 2017 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to preserve the value of and grow our brands; local, regional, national and international economic conditions; consumer confidence and spending patterns; the cost and availability of credit; interest rate changes; competition; consumer reaction to public health and food safety issues; government actions and policies; increases in unemployment rates and taxes; increases in labor costs; price and availability of commodities; challenges associated with our expansion, remodeling and relocation plans; interruption or breach of our systems or loss of consumer or employee information; foreign currency exchange rates; the seasonality of the Company’s business; weather, acts of God and other disasters; changes in patterns of consumer traffic, consumer tastes and dietary habits; the effectiveness of our strategic actions; compliance with debt covenants and the Company’s ability to make debt payments and planned investments; and our ability to continue to pay dividends and repurchase shares of our common stock. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED
(dollars in thousands, except per share data)	MARCH 26, 2017	MARCH 27, 2016
Revenues
Restaurant sales	$1,135,488	$1,158,052
Franchise and other revenues	8,335	6,136
Total revenues	1,143,823	1,164,188
Costs and expenses
Cost of sales	364,748	375,288
Labor and other related	324,398	322,805
Other restaurant operating	247,940	253,571
Depreciation and amortization	46,590	47,651
General and administrative	71,941	75,025
Provision for impaired assets and restaurant closings	19,076	3,164
Total costs and expenses	1,074,693	1,077,504
Income from operations	69,130	86,684
Loss on defeasance, extinguishment and modification of debt	—	(26,580)
Other expense, net	(51)	(19)
Interest expense, net	(9,141)	(12,875)
Income before provision for income taxes	59,938	47,210
Provision for income taxes	15,015	11,327
Net income	44,923	35,883
Less: net income attributable to noncontrolling interests	1,013	1,408
Net income attributable to Bloomin’ Brands	$43,910	$34,475

Earnings per share:
Basic	$0.43	$0.29
Diluted	$0.41	$0.29
Weighted average common shares outstanding:
Basic	103,074	117,930
Diluted	106,413	120,776

Cash dividends declared per common share	$0.08	$0.07

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED
U.S. Segment	MARCH 26, 2017	MARCH 27, 2016
Revenues
Restaurant sales	$1,027,212	$1,038,749
Franchise and other revenues	5,406	5,030
Total revenues	$1,032,618	$1,043,779
Restaurant-level operating margin	17.2%	17.3%
Income from operations	$100,946	$117,839
Operating income margin	9.8%	11.3%
International Segment
Revenues
Restaurant sales	$108,276	$119,303
Franchise and other revenues	2,929	1,106
Total revenues	$111,205	$120,409
Restaurant-level operating margin	20.3%	19.5%
Income from operations	$8,802	$11,349
Operating income margin	7.9%	9.4%
Reconciliation of Segment Income from Operations to Consolidated Income from Operations
Segment income from operations
U.S.	$100,946	$117,839
International	8,802	11,349
Total segment income from operations	109,748	129,188
Unallocated corporate operating expense	(40,618)	(42,504)
Total income from operations	$69,130	$86,684

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
(UNAUDITED)
(dollars in thousands)	MARCH 26, 2017	DECEMBER 25, 2016
Cash and cash equivalents (1)	$98,383	$127,176
Net working capital (deficit) (2)	$(505,488)	$(432,889)
Total assets	$2,510,976	$2,642,279
Total debt, net	$1,002,376	$1,089,485
Total stockholders’ equity	$219,148	$195,353
_________________

(1)	Excludes restricted cash.

(2)
The Company has, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). The Company operates successfully with negative working capital because cash collected on Restaurant sales is typically received before payment is due on its current liabilities and its inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are used to service debt obligations and to make capital expenditures.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED
	MARCH 26, 2017		MARCH 27, 2016
Consolidated:	U.S. GAAP	ADJUSTED (1)	U.S. GAAP	ADJUSTED (2)	QUARTER TO DATE
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Cost of sales	32.1%	32.1%	32.4%	32.4%	0.3%
Labor and other related	28.6%	28.6%	27.9%	27.9%	(0.7)%
Other restaurant operating	21.8%	22.3%	21.9%	22.1%	(0.2)%

Restaurant-level operating margin	17.5%	17.0%	17.8%	17.6%	(0.6)%

Segments:
Restaurant-level operating margin - U.S.	17.2%	16.7%	17.3%	17.1%	(0.4)%
Restaurant-level operating margin - International	20.3%	20.3%	19.5%	19.5%	0.8%
_________________

(1)	Includes adjustments for the write-off of $5.1 million of deferred rent liabilities primarily associated with the 2017 Closure Initiative, in the U.S. segment.

(2)	Includes adjustments for the write-off of $1.9 million of deferred rent liabilities primarily associated with the Bonefish Restructuring, in the U.S. segment.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
INCOME FROM OPERATIONS, NET INCOME AND DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED
(in thousands, except per share data)	MARCH 26, 2017	MARCH 27, 2016
Income from operations	$69,130	$86,684
Operating income margin	6.0%	7.4%
Adjustments:
Restaurant impairments and closing costs (1)	15,497	2,131
Restaurant relocations and related costs (2)	2,107	356
Transaction-related expenses (3)	207	572
Severance (4)	—	1,135
Total income from operations adjustments	17,811	4,194
Adjusted income from operations	$86,941	$90,878
Adjusted operating income margin	7.6%	7.8%

Net income attributable to Bloomin’ Brands	$43,910	$34,475
Adjustments:
Income from operations adjustments	17,811	4,194
Loss on defeasance, extinguishment and modification of debt (5)	—	26,580
Total adjustments, before income taxes	17,811	30,774
Adjustment to provision for income taxes (6)	(4,419)	(9,076)
Net adjustments	13,392	21,698
Adjusted net income	$57,302	$56,173

Diluted earnings per share	$0.41	$0.29
Adjusted diluted earnings per share	$0.54	$0.47

Diluted weighted average common shares outstanding	106,413	120,776
_________________

(1)	Represents expenses incurred for the 2017 Closure Initiative, Bonefish Restructuring and International Restaurant Closure Initiative.

(2)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation program.

(3)	Represents costs incurred in connection with our sale-leaseback initiative.

(4)	Relates to severance expense incurred as a result of the relocation of our Fleming’s operations center to the corporate home office in 2016.

(5)	Relates to the defeasance of the 2012 CMBS loan in 2016.

(6)	Represents income tax effect of the adjustments for the thirteen weeks ended March 26, 2017 and March 27, 2016.

Following is a summary of the financial statement line item classification of the net income adjustments:

	THIRTEEN WEEKS ENDED
(dollars in thousands)	MARCH 26, 2017	MARCH 27, 2016
Other restaurant operating	$(5,139)	$(2,013)
Depreciation and amortization	1,593	444
General and administrative	2,389	2,652
Provision for impaired assets and restaurant closings	18,968	3,111
Loss on defeasance, extinguishment and modification of debt	—	26,580
Provision for income taxes	(4,419)	(9,076)
Net adjustments	$13,392	$21,698

TABLE SIX
BLOOMIN’ BRANDS, INC.
SEGMENT INCOME FROM OPERATIONS NON-GAAP RECONCILIATION
(UNAUDITED)
U.S. Segment	THIRTEEN WEEKS ENDED
(dollars in thousands)	MARCH 26, 2017	MARCH 27, 2016
Income from operations	$100,946	$117,839
Operating income margin	9.8%	11.3%
Adjustments:
Restaurant impairments and closing costs (1)	15,497	2,224
Restaurant relocations and related costs (2)	2,107	356
Transaction-related expenses (3)	207	334
Severance (4)	—	539
Adjusted income from operations	$118,757	$121,292
Adjusted operating income margin	11.5%	11.6%

International Segment
(dollars in thousands)
Income from operations	$8,802	$11,349
Operating income margin	7.9%	9.4%
Adjustments:
Restaurant impairments and closing costs (5)	—	(433)
Adjusted income from operations	$8,802	$10,916
Adjusted operating income margin	7.9%	9.1%
_________________

(1)	Represents expenses incurred for the 2017 Closure Initiative and Bonefish Restructuring.

(2)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation program.

(3)	Represents costs incurred in connection with our sale-leaseback initiative.

(4)	Relates primarily to the relocation of our Fleming’s operations center to the corporate home office in 2016.

(5)	Represents expenses incurred primarily for the International Restaurant Closure Initiative.

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants (at end of the period):	DECEMBER 25, 2016	OPENINGS	CLOSURES	MARCH 26, 2017
U.S.
Outback Steakhouse
Company-owned	650	—	(13)	637
Franchised	105	1	(1)	105
Total	755	1	(14)	742
Carrabba’s Italian Grill
Company-owned	242	—	(14)	228
Franchised	2	—	—	2
Total	244	—	(14)	230
Bonefish Grill
Company-owned	204	1	(9)	196
Franchised	6	1	—	7
Total	210	2	(9)	203
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	68	—	(1)	67
International
Company-owned
Outback Steakhouse—Brazil (1)	83	—	—	83
Other	29	2	—	31
Franchised
Outback Steakhouse - South Korea	73	4	(2)	75
Other	54	2	(1)	55
Total	239	8	(3)	244
System-wide total	1,516	11	(41)	1,486
____________________

(1)	The restaurant counts for Brazil are reported as of November 30, 2016 and February 28, 2017, respectively, to correspond with the balance sheet dates of this subsidiary.

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED
	MARCH 26, 2017	MARCH 27, 2016
Year over year percentage change:
Comparable restaurant sales (stores open 18 months or more) (1):
U.S.
Outback Steakhouse	1.4%	(1.3)%
Carrabba’s Italian Grill	(3.8)%	(2.0)%
Bonefish Grill	(0.8)%	(2.7)%
Fleming’s Prime Steakhouse & Wine Bar	(2.9)%	1.3%
Combined U.S.	(0.2)%	(1.5)%
International
Outback Steakhouse - Brazil (2)	3.6%	8.8%

Traffic:
U.S.
Outback Steakhouse	(2.1)%	(3.0)%
Carrabba’s Italian Grill	(7.2)%	1.5%
Bonefish Grill	(2.2)%	(5.2)%
Fleming’s Prime Steakhouse & Wine Bar	(7.5)%	1.2%
Combined U.S.	(3.3)%	(2.2)%
International
Outback Steakhouse - Brazil	(1.8)%	0.3%

Average check per person increases (decreases) (3):
U.S.
Outback Steakhouse	3.5%	1.7%
Carrabba’s Italian Grill	3.4%	(3.5)%
Bonefish Grill	1.4%	2.5%
Fleming’s Prime Steakhouse & Wine Bar	4.6%	0.1%
Combined U.S.	3.1%	0.7%
International
Outback Steakhouse - Brazil	6.2%	7.3%
____________________

(1)
Comparable restaurant sales exclude the effect of fluctuations in foreign currency rates. Relocated international restaurants closed more than 30 days and relocated U.S. restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.

(2)	Includes the trading day impact from calendar period reporting of (0.8)% and 1.3% for the thirteen weeks ended March 26, 2017 and March 27, 2016, respectively.

(3)	Average check per person increases (decreases) includes the impact of menu pricing changes, product mix and discounts.

SOURCE: Bloomin’ Brands, Inc.